Exhibit 99.1

New Fortress Energy LLC Prices Initial Public Offering

NEW YORK, January 30, 2019 – (BUSINESS WIRE) – New Fortress Energy LLC (NASDAQ: NFE) (“New Fortress” or the “Company”) announced today the pricing of its initial public offering of 20,000,000 Class A shares representing limited liability company interests in New Fortress (the “Class A shares”) at $14.00 per share. The Class A shares are expected to begin trading on the Nasdaq Global Select Market under the ticker symbol “NFE” on January 31, 2019. In addition, New Fortress granted the underwriters a 30-day option to purchase up to an additional 3,000,000 Class A shares at the initial public offering price, less underwriting discounts and commissions. The offering is expected to close on February 4, 2019, subject to customary closing conditions.

New Fortress expects to receive approximately $257.6 million of proceeds from the offering, or $297.2 million if the underwriters exercise their option to purchase additional Class A shares in full, in each case net of underwriting discounts and offering expenses. New Fortress intends to contribute the net proceeds of the offering it receives to New Fortress Intermediate LLC (“NFI”), its subsidiary, in exchange for limited liability company units in NFI (the “NFI LLC Units”). NFI intends to use such net proceeds in connection with the construction of its terminals and liquefaction facilities, as well as for working capital and general corporate purposes, including the development of future projects. If the underwriters exercise their option to purchase additional Class A shares, the Company will contribute the net proceeds from the exercise of such option to NFI in exchange for NFI’s issuance to the Company of additional NFI LLC Units.

Morgan Stanley, Barclays, Citigroup and Credit Suisse are acting as lead book-running managers for the offering. Additional book-running managers are Evercore ISI and Allen & Company LLC. Co-managers are JMP Securities and Stifel. The offering of these securities will be made only by means of a prospectus that meets the requirements of Section 10 of the Securities Act of 1933. A copy of the prospectus may be obtained from:

Morgan Stanley & Co. LLC
Attention: Prospectus Department
180 Varick Street, 2nd Floor
New York, NY 10014

Barclays Capital Inc.
c/o Broadridge Financial Solutions
1155 Long Island Avenue
Edgewood, NY 11717
Telephone: (888) 603-5847
Email: barclaysprospectus@broadridge.com

Citigroup Global Markets Inc.
c/o Broadridge Financial Solutions
1155 Long Island Avenue
Edgewood, NY 11717
Telephone: (800) 831-9146

Credit Suisse Securities (USA) LLC
Attention: Prospectus Department
Eleven Madison Avenue, 3rd Floor
New York, NY 10010
Telephone: (800) 221-1037
Email: usa.prospectus@credit-suisse.com

Important Information

A registration statement relating to these securities has been filed with, and declared effective by, the SEC. The registration statement may be obtained free of charge at the SEC’s website at www.sec.gov under “New Fortress Energy LLC.” This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About New Fortress Energy LLC

New Fortress Energy is a global energy infrastructure company founded to help accelerate the world’s transition to clean energy. The company funds, builds and operates natural gas infrastructure and logistics to deliver fast-track, turnkey energy solutions that enable economic growth, environmental stewardship and transform local industries and communities. New Fortress Energy is majority-owned by a fund managed by an affiliate of Fortress Investment Group.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, including statements regarding the closing of the initial public offering and the Company’s use of proceeds from the offering, represent the Company’s expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the Company’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. Accordingly, readers should not place undue reliance on forward-looking statements as a prediction of actual results.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for the Company to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in the prospectus included in the registration statement filed with the SEC in connection with the Company’s initial public offering, which could cause its actual results to differ materially from those contained in any forward-looking statement.

Contacts

Company:
Jake Suski
+1 (516) 268-7433
press@newfortressenergy.com